UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Glimcher Realty Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Good morning,

I’d like to begin by thanking everyone at the corporate office for being gracious hosts to our Washington Prime guests who visited Columbus this week. In addition to spending time with department leaders, and hearing about our business, operations and culture; the team also visited Polaris Fashion Place and held various meetings related to the integration. While the first of many, this initial visit was very productive.

I would also like to officially introduce and provide an update on the progress of our integration team. The group will be led by Marc Richards, chief financial officer at Washington Prime, and myself; and will also include Lisa Indest, Grace Schmitt, Cheryl Southworth, Jan Bobot, and Chris Ellis. Collectively, this group is focused on working with department leaders to identify and address critical short and long term decisions. Concurrently, the group is also developing an integration plan and timeline.

In keeping with our commitment to share information openly and to encourage everyone to ask questions throughout this process, we are pleased to announce the launch of a new merger information page on our intranet. This page has been designed to keep you informed and to allow the opportunity to submit questions and view answers to widely asked questions. To get to the page, click on the WPG + Glimcher merger information box on the intranet homepage.

At launch, we have pre-populated the page with the questions we’ve received to date and have addressed those that can be answered at this point. We will continue to provide answers to new questions as they become available. We will also continue to use email to provide updates on our progress.

We believe open communication will be critically important to this transition and are committed to providing information and updates as they become available. However, we hope you will understand that due to regulatory guidelines we are held to strict rules governing the timing and format of all of our communications, and in most cases, we are required to file any internal and external updates publicly  which may at times delay distribution of information.

Lastly, we remain very excited about what the future holds for our company. Thank you as always for your ongoing hard work and support.

Sincerely,

Mark Yale

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of  Glimcher Realty Trust (“GRT”) and Washington Prime Group, Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG and GRT, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of GRT’s and WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of GRT or WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to obtain the approval of the merger by GRT’s shareholders; the ability to satisfy the conditions to the transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the ability to successfully operate and integrate GRT’s and WPG’s businesses and achieve cost savings; the effect of the announcement of the transactions on the GRT’s or WPG’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and GRT’s and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in GRT’s and WPG’s periodic reports filed with the Securities and Exchange Commission, including GRT’s and WPG’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.  The forward-looking statements in this communication are qualified by these risk factors.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and GRT and WPG undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

In connection with the proposed transaction, WPG will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of GRT and a prospectus of WPG, and GRT will file other documents with respect to WPG’s proposed acquisition of GRT. GRT plans to mail the definitive proxy statement/prospectus and a form of proxy to its shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS

THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WPG, GRT, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about WPG and GRT, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from WPG by accessing WPG’s website at investors.washingtonprime.com under the heading “Financial Information” and then under “SEC Filings” or from GRT by accessing GRT’s website at investor.glimcher.com under the heading “Financial Information” and then under “SEC Filings.”  Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Washington Prime Group Inc., 7315 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: Investor Relations, Telephone: 240-630-0021 or to Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215, Attention: Investor Relations, Telephone: 614-887-5632.

Participants in Solicitation Relating to the Merger

WPG, GRT and their respective directors or trustees and executive officers and other persons may be deemed to be participants in the solicitation of proxies from GRT’s shareholders in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from GRT’s shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in GRT is set forth in WPG’s Registration Statement on Form 10-12(b), GRT’s Annual Report on Form 10-K for the year ended December 31, 2013, and GRT’s Proxy Statement on Schedule 14A, dated March 28, 2014, which are filed with the SEC. Additional information regarding the interests of WPG’s or GRT’s directors or trustees and executive officers in the proposed transactions, which may be different than those of GRT’s shareholders generally, will be contained in the proxy statement/prospectus and other relevant documents when filed with the SEC in connection with the proposed transactions.